Exhibit 10.2


                         MONEY CENTERS OF AMERICA, INC.
                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

                 AWARD AGREEMENT FOR NON-QUALIFIED STOCK OPTION
                ------------------------------------------------

     This STOCK OPTION GRANT, dated as of June 14, 2005 (the "Date of Grant"), is delivered by Money Centers of America, Inc. (the "Company") to Jason P. Walsh (the "Participant").

                                    RECITALS
                                   ----------

     The Money Centers of America, Inc. Amended and Restated 2003 Stock Incentive Plan (the "Plan") provides for the grant of options to purchase common stock of the Company ("Common Stock"). The Board of Directors of the Company, acting as the committee responsible for the Plan ("Committee") has decided to make a grant of options to purchase Common Stock of the Company pursuant to the terms of this Agreement. A copy of the Plan, as in effect on the date hereof, is attached.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a non-qualified stock option ("Option") to purchase Two Hundred Thousand (200,000) shares of Common Stock, at an exercise price of $0.42 per share. This Option is designated a non-qualified stock option and shall become exercisable according to Paragraph 2 below.

2. Vesting. Except as otherwise provided herein, the Option may be exercised in accordance with the vesting schedule set forth on Schedule I attached hereto and incorporated herein ("Schedule I"), and the Option may only be exercised at any given time to the extent that the Option has vested in accordance with Schedule I.

3. Exercisability of the Option. Once vested, this Option shall become exercisable with respect to the vested portion of the Option pursuant to the terms of this Agreement.

4. Term of Option. This Option shall have a term of ten (10) years from the Date of Grant (the "Expiration Date") and shall terminate and become unexercisable at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

5. Exercise Procedures.

     (a) Subject to the provisions of Paragraphs 3 and 4 above, the Participant may exercise part or all of the exercisable portion of this Option by giving the Committee written notice of intent to exercise in the manner provided in this Agreement, with such notice specifying the number of whole shares of Common Stock as to which this Option is to be exercised. On the delivery date of the notice, the Participant shall pay the exercise price (i) in cash, (ii) with the

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prior  written  approval of the  Committee,  by  delivering  Common Stock of the
Company with a Fair Market Value on the date of delivery which is equal to the exercise price, (iii) with the prior written approval of the Committee, through the surrender of Common Stock then issuable upon exercise of all or a portion of this Option having a Fair Market Value equal to the exercise price, or (iv) by such other method of payment provided in the Plan as the Committee may approve. The Committee may, but shall not be required to, delay payment of the exercise price for up to thirty (30) days from the date this Option is exercised. The Committee may impose from time to time such limitations as it deems appropriate on the use of Common Stock of the Company to exercise this Option. An exercise of this Option shall not be for less than 10,000 shares of Common Stock or all of the shares of Common Stock subject to the Option if less than 10,000 shares of Common Stock remain under the Option.

     (b) The obligation of the Company to deliver Common Stock upon exercise of this Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is purchasing the Common Stock for the Participant's own account and not with a view to or for sale in connection with any distribution of the Common Stock, or such other representations as the Committee deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company, as set forth in the Plan, to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee prior written approval, the Participant may elect to satisfy any income tax withholding obligation of the Company with respect to this Option by having shares of Common Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

     (c) The Participant understands that the certificate(s) representing the shares of Common Stock acquired pursuant to this Option may bear a legend referring to the fact that the Common Stock have not been registered under the Securities Act, and has not been qualified under any state securities law, and is subject to certain restrictions on transfer and other limitations under the Securities Act and state securities laws with respect to the transfer of such shares of Common Stock, and the Company may impose stop transfer instructions to implement such limitations, if applicable. Any person entitled to exercise this Option under the provisions of Paragraph 8 hereof shall be bound and obligated under the provisions of this Paragraph 5 to the same extent as is the Participant.

6. Effect of Change in Control. Upon the occurrence of a Change in Control, the Option shall automatically vest in full as to 100% of all Shares as to which the Option is not vested as of the date of such Change in Control. A "Change in Control" of the Company shall be deemed to have occurred if either:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who did not own shares of the capital stock of the Company on the date of this Agreement shall, together with his, her or its "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the "Beneficial Owner" (as such term is defined in Rule 13d-3 promulgated under the

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Exchange Act), directly or indirectly, of securities of the Company representing fifty percent 50% or more of the combined voting power of the Company's then outstanding securities (any such person being hereinafter referred to as an "Acquiring Person");

     (b) The "Continuing Directors" shall cease to constitute a majority of the Board ("Continuing Director" shall mean any person who is a member of the Board, while such person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Board on the date hereof or (ii) subsequently became a member of the Board, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors); or

     (c) There should occur (i) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company's capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (i) shall not apply to any merger or consolidation in which (A) the Company is the surviving corporation and (B) the shareholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

7. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and other Corporate Events. The provisions of the Plan applicable to changes in Common Stock or assets of the Company, the acquisition or liquidation of the Company or other corporate events, shall apply to this Option, and, in the event of an occurrence described in the Plan, the Committee may take such actions as it deems appropriate pursuant to the Plan.

8. Restrictions on Exercise. Only the Participant may exercise this Option during the Participant's lifetime, and upon the death of the Participant, by his personal representative or by any person empowered to do so under his will or under the then applicable laws of descent and distribution.

9. Option Subject to Plan Provisions. This Option is made pursuant to the Plan, the terms of which are incorporated herein by reference (including but not limited to the right to amend or terminate the Plan), and in all respects shall be interpreted in accordance with the Plan, as in effect from time to time. This Option and exercise of this Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Common Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the sole authority and discretion to interpret and construe this Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

10. No Employment or Other Rights. This Option shall not confer upon the Participant any right to be retained by, or in the employ of, the Company and

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shall not  interfere in any way with the right of the Company to  terminate  the
Participant's employment or service at any time. The right of the Company to terminate at will the Participant's employment at any time for any reason is specifically reserved, subject to any employment agreement entered into by the Company and the Participant.

11. No Shareholder Rights. The Participant shall not have any of the rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to this Option, until certificates for shares of Common Stock have been issued upon the exercise of this Option.

12. Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of this Option or any right hereunder, except as provided for in this Agreement or the Plan, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate this Option by notice to the Participant, and this Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company to a successor entity without the Participant's consent.

13. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Compensation Committee of the Board of Directors, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15. No Personal Liability. The Participant agrees that no member of the Committee or executive of the Company shall be personally liable for any actions taken or not taken in good faith in connection with the Plan.

16. Capitalized Terms; Headings. Any capitalized terms used herein that are not defined shall have the meaning ascribed to them in the Plan. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect its meaning or construction.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.



                                           MONEY CENTERS OF AMERICA, INC.

                                      By:  /s/ Christopher M. Wolfington
                                           ------------------------------------
                                           Christopher M. Wolfington
                                           President

                                   SCHEDULE I

                                Vesting Schedule
                                ----------------

Date                               No. of Shares Vested
----                               --------------------
Date of Grant                            50,000
June 1, 2006                             50,000
June 1, 2007                            100,000


Provided that, (i) pursuant to Section 6 of this Agreement, upon the occurrence of a Change in Control, the option shall automatically vest in full as to 100% of all Shares as to which the option is not vested as of the date of such Change in Control, (ii) if the Company terminates Participant's employment pursuant to that certain Employment Agreement dated June 14, 2005 by and between the Company and the Participant (the "Employment Agreement") without Good Cause or if Participant effects a Termination with Good Reason (as such terms are defined in Sections 1(d) and 1(e) of the Employment Agreement) the option shall automatically vest in full as to 100% of all Shares as to which the option is not vested as of the date of such termination, and (iii) upon the death or Disability (as such term is defined in Section 1(a) of the Employment Agreement) of the Participant, the option shall automatically vest in full as to 100% of all Shares as to which the option is not vested as of the date of Participant's death or the determination that Participant has a Disability.